FACTORING AGREEMENT

THIS FACTORING AGREEMENT ("Agreement") made and executed as of this __ day of October, 2009 by and between Active Apparel Group, Inc., a Florida corporation, having an office at 525 7th Avenue, Suite 501, New York, NY 10018 ("Seller"), and Coral Capital Solutions LLC, a Delaware limited liability company, having an office at 400 Broome Street, New York, NY 10013 ("Purchaser").

2. Purchase of Accounts Receivable

2.1. Appointment as Factor; Sale and Purchase of Receivables. Seller hereby appoints Purchaser to act as its sole and exclusive factor. Seller hereby agrees to sell and assign to Purchaser, and Purchaser hereby agrees to purchase from Seller, certain accounts arising from Seller's sale of goods or rendition of services to Seller's customers located in the United States and Canada (collectively, the "Account Debtors" and each, individually, an "Account Debtor"), including those arising under trade names, through divisions and through selling agents (collectively, the "Receivables" and each individually, a "Receivable") on the terms and conditions more thoroughly described below. Except as otherwise provided herein, each purchase of a Receivable hereunder shall be made without recourse.

2.2. Receivables Schedules and Invoices. From time to time, Seller shall submit to Purchaser a written request that Purchaser purchase the Receivables listed thereon, which request shall be in a form and manner satisfactory to Purchaser, together with true and correct copies of all invoices or invoice equivalents for such Receivables, all shipping and delivery receipts relating thereto, and all other information or documents that Purchaser may require (collectively, the "Receivables Schedule Information"). Purchaser may take any action that Purchaser, in its sole discretion, determines is necessary or desirable to verify any Receivables or Receivables Schedule Information (including, without limitation, directly contacting Account Debtors or examining the credit of any Account Debtor). Purchaser shall have no obligation to purchase any Receivables and has the absolute right in its sole discretion to approve or decline to purchase any or all Receivables submitted by Seller. Not later than the end of the second business day following delivery of such written request, the Receivables Schedule Information and all other information and documents requested by Purchaser, Purchaser shall advise Seller as to which Receivables, if any, Purchaser elects to purchase, and Seller shall promptly submit to Purchaser an executed Receivables Schedule listing the Receivables Purchaser elected to purchase in the form attached hereto and made a part hereof as Exhibit A (each, a "Receivables Schedule"), together with true and correct copies of all invoices and invoice equivalents for such Receivables, all shipping and delivery receipts relating thereto, and all other information or documents that Purchaser may require. At such time as Purchaser executes the Receivables Schedule (each, a "Receivables Schedule Approval Date"), the Receivables listed on the Receivables Schedule shall become "Approved Receivables" (and, each, an "Approved Receivable").

2.3. Notices, Collections and Invoices. Seller shall, at its sole cost and expense, (i) send written notice to all Account Debtors of Approved Receivables of the sole and irrevocable assignment to Purchaser of such Approved Receivables, which notice shall be in the form of Exhibit B attached hereto and made a part hereof, (ii) place a notice (in form and substance

acceptable to Purchaser) on each such Account Debtor's invoice and invoice equivalent indicating that such Approved Receivable is owned by Purchaser and payable only to Purchaser at a lockbox owned and controlled by Purchaser, and (iii) promptly mail (or otherwise transmit in accordance with ordinary business practices) all such invoices or invoice equivalents to Account Debtors; provided, however, that upon Purchaser's request, Seller shall deliver any such invoices or invoice equivalents to Purchaser for delivery to Account Debtors at Seller's sole cost and expense. All remittances, checks, bills and other proceeds of sales in respect of Approved Receivables shall be property of Purchaser, and Seller authorizes Purchaser to endorse Seller's name on any and all checks or other forms of remittances received in payment of Approved Receivables whenever such endorsement is deemed to be necessary by Purchaser to effect collection thereof. If any remittances for Approved Receivables are made directly to Seller, Seller shall hold the same in trust for the benefit of Purchaser and will immediately deliver to Purchaser the identical checks, documents, instruments or moneys received in the same form as received by Seller. If Purchaser receives any remittance, checks, bills or other proceeds in respect of Receivables that are not Approved Receivables, such proceeds shall be held by Purchaser until credited to Seller's account pursuant to Section 2.3 hereof.

2.4. Credit Approval. Except as otherwise provided herein, Purchaser shall assume the Credit Risk (as defined below) for any Approved Receivable in an amount up to the Advance Rate (as defined below) thereof. "Credit Risk" means the Account Debtor's failure to pay the Approved Receivable solely because of such Account Debtor's financial inability to pay. Purchaser shall at all times have the absolute right, in its sole discretion, to assume or decline to assume the Credit Risk for any Receivable, without regard to any prior assumption of Credit Risk by Purchaser of Seller's Receivables or any prior assumption of Credit Risk by Purchaser with respect to Receivables of a particular Account Debtor. Purchaser shall not be liable to Seller or any person, firm or entity for declining credit approval on any order. Any information furnished to Seller by Purchaser relating to the credit standing of any Account Debtor whose credit has not been approved shall be confidential and Seller shall not reveal same to such Account Debtor, its sales agent or any third party

2.5. Non-Credit Risk Receivables. With respect to Receivables arising from sales to any Account Debtors determined by Purchaser in its sole discretion (collectively, the "Non-Credit Risk Receivables"), Purchaser and Seller agree that Purchaser may purchase such Non-Credit Risk Receivables without assuming the Credit Risk in any amount with respect to the Non-Credit Risk Receivables and if Purchaser agrees to purchase any Non-Credit Risk Receivables, Seller shall sell and assign the same to Purchaser with full recourse to Seller in the event of nonpayment thereof for any reason whatsoever. Except as otherwise provided in this Section 1.5 with respect to the non-assumption of Credit Risk by Purchaser with respect to the Non-Credit Risk Receivables, the Non-Credit Risk Receivables shall otherwise be treated as Approved Receivables hereunder.

3. Purchase Price

3.1. Purchase Price. The purchase price (the "Purchase Price") of Approved Receivables purchased hereunder shall be the "Net Amount" (as defined below) thereof, less Purchaser's factoring fees and charges thereon. "Net Amount" shall mean the gross face amount of the respective invoices for such Approved Receivables less all trade and cash discounts allowable

to, or taken by, Account Debtors, and all charge backs, allowances, credits and adjustments with respect thereto. The Purchase Price shall be payable in two (2) installments as set forth in Sections 2.2 and 2.3 below.

3.2. Advance Payments. On the business day immediately following each Receivables Schedule Approval Date, Purchaser shall make advance payments (each, an "Advance", and collectively, the "Advances") to Seller by wire transfer of immediately available funds in an amount up to the Advance Rate for all Approved Receivables purchased on such Receivables Schedule Approval Date. With respect to each Approved Receivable, "Advance Rate" means the product of (a) up to the Applicable Percentage and (b) the sum of (x) the gross face amount of the invoice for such Approved Receivable minus (y) all trade and cash discounts allowable to, or taken by, the Account Debtor with respect to such Approved Receivable. "Applicable Percentage" means, in respect of any Account Receivable, up to seventy-five (75%) percent, provided however, that in respect of any Account Receivable purchased by Purchaser after the delivery to Purchaser of a Notice of Increased Minimum Monthly Commitment (as defined below), the Applicable Percentage shall be up to eighty percent (80%) if, and only if, at the time such Account Receivable is purchased by Purchaser (i) at least eighty percent (80%) of the then unpaid Approved Receivables (including such Account Receivable and other Accounts Receivables purchased by Purchaser together therewith) are from major Account Debtors (i.e., Wal-Mart, Target or JC Penney) and (ii) the aggregate amount of charge backs, returns, allowances, discounts and other adjustments with respect to Approved Receivables purchased on any Receivables Schedule has not been more than 7% of the gross face amount of such Approved Receivables.

3.3. Payment of Balance of Purchase Price. Four (4) business days after the day on which payment of any Approved Receivables shall have been received by Purchaser (each, a "Receivables Payment Receipt Date"), Purchaser shall credit to Seller's account the Purchase Price of such Approved Receivables, less: (a) any Reserves (as defined below); (b) any sums advanced (including without limitation, the Advances), remitted or otherwise paid to Seller or for Seller's account or debited to Seller's account; and (c) any other charges authorized hereunder. The Purchase Price of any Approved Receivable which remains unpaid will be deemed collected in an amount equal to the Advance Rate thereof and such amount will be credited to Seller's account as of the date of such Approved Receivable's longest maturity if a proceeding or petition is filed by or against the Account Debtor under any state or federal bankruptcy or insolvency law, or if a receiver or trustee is appointed for the Account Debtor. Purchaser shall reconcile all charges and credits to Seller's account by the end of the week in which each Receivables Payment Receipt Date occurs (including, without limitation taking into account all charge backs, allowances, credits and adjustments pursuant to Section 5 hereof and crediting to Seller's account any proceeds of sales received by Purchaser from Account Debtors with respect to Receivables that are not Approved Receivables). On the Thursday immediately following the end of the week in which any Receivables Payment Receipt Date occurs, Purchaser shall make payment to Seller by wire transfer of immediately available funds in an amount equal to any net credit balance remaining in Seller's account or, in the event of any negative balance in Seller's account, Purchaser may demand reimbursement directly from Seller, in which case, Seller shall promptly pay all amounts due to Purchaser. No checks, drafts or other instruments received by Purchaser shall constitute final payment of a Receivable unless and until such items have actually been collected.

3.4. Repurchase Option. Upon written notice to Purchaser, at any time that any Approved Receivable remains unpaid for more than ninety (90) days, Seller may repurchase such Receivable for an amount equal to the sum of (i) the amount of the Advance advanced by Purchaser with respect to such Approved Receivable pursuant to Section 2.2 hereof, plus (ii) any other amounts advanced remitted or otherwise paid to Seller with respect to such Approved Receivable, plus (iii) any factoring fees and other charges incurred hereunder with respect to such Approved Receivable up to and including the date of repurchase, which amount shall be credited to Seller's account on the date of repurchase and which repurchase shall be effective immediately following delivery of written notice thereof from Seller to Purchaser. Any sale made pursuant to this repurchase option hereunder shall be made without recourse, representation or warranty of any kind by Purchaser to Seller. Any such repurchase of an Approved Receivable shall immediately reassign Purchaser's ownership interest of such Approved Receivable to Seller; provided, however, that Purchaser shall retain a security interest in such Receivable and in the merchandise represented thereby until all of Seller's Obligations (as defined below) are fully satisfied.

3.5. Reserves. Purchaser may reserve out of the Purchase Price of Approved Receivables an amount which, in Purchaser's judgment, is sufficient to protect it against possible returns, claims, allowances and expenses to Seller on such Approved Receivables and against other contingencies for which Seller may be chargeable hereunder ("Reserves").

3.6. Monthly Statement. Purchaser will send Seller a monthly statement of its account current as of the end of each month. Unless Purchaser receives a written objection to any such statement within thirty (30) days after the mailing thereof, it shall be deemed accepted by Seller and shall become conclusive and binding upon Seller. All debit balances shall be payable to Purchaser on demand. Purchaser may from time to time make other statements available to Seller.

3.7. On-line Information. From time to time, Purchaser shall post updated account information on-line and made available through Purchaser's website. Unless Purchaser receives a written objection to any such posting within thirty (30) days after the posting thereof, such information shall be deemed accepted by Seller and shall become conclusive and binding upon Seller.

3.8. Application of Remittances from Account Debtors. As between Seller and Purchaser, all remittances, distributions and insolvency dividends, recoveries or other payments whether made in the ordinary course or otherwise ("Remittances") received from an Account Debtor shall be deemed to be applied first to the oldest invoices due from such Account Debtor, notwithstanding any remittance advice from the Account Debtor to the contrary.

4. Factoring Fees

4.1. Factoring Fees. Subject to Section 3.2. below, for its services hereunder, Seller shall pay to Purchaser a factoring fee equal to two and a half (2.5%) percent of the gross face amount of all invoices for Approved Receivables for the first thirty (30) day period (or portion thereof) in which such Approved Receivables have not been paid, commencing on the respective dates of such invoices. For each additional ten (10) day period (or portion thereof) in excess of the initial thirty (30) day period up to and including the date that is ninety (90) days after the invoice date thereof, the factoring fee shall be eighty four hundredths of a percent (0.84%) of the gross face

amount of all invoices for Approved Receivables which have not been paid. For each additional fifteen (15) day period (or portion thereof) in excess of the initial ninety (90) day period, the factoring fee shall be two (2%) percent of the gross face amount of all invoices for such Approved Receivables up to and including the date on which such Approved Receivables are repurchased by Seller pursuant to Section 2.4 hereof or the date on which Purchaser has received payment of such Approved Receivables.

4.2. Reduced Factoring Fees. If Seller delivers to Purchaser a Notice of Increased Minimum Monthly Commitment then the factoring fees for, and only for, any Account Receivables purchased by Purchaser after the date of delivery of such notice to Purchaser shall be determined pursuant to Section 3.1 above with the following modifications (i) "two and a half percent (2.5%)" shall be replaced with "two percent (2%)", and (ii) "eighty four hundredths of a percent (0.84%)" shall be replaced with "sixty seven hundredths of a percent (0.67%)."

4.3. Factoring Fee Due Dates. All factoring fees shall be due and payable one (1) business day after the Receivables Payment Receipt Date for such Approved Receivables and shall then be chargeable to Seller's account or in the event of any negative balance in Seller's account, Purchaser may demand reimbursement.

4.4. Minimum Monthly Receivables Commitment Amount. For each calendar month included (in whole or in part) in the term of this Agreement (each, a "Period"), Seller agrees to sell to Purchaser Approved Receivables having in the aggregate a gross face amount of not less than the Minimum Monthly Receivables Commitment Amount.. "Minimum Monthly Receivables Commitment Amount" means (i) in respect of the first, second and third Periods, zero (0), (ii) in respect of the fourth, fifth and sixth Periods, Two Hundred Thousand Dollars ($200,000), and (iii) in respect of any subsequent Period, Three Hundred Thousand Dollars ($300,000), provided however that if Seller delivers to Purchaser a written notice that it elects to increase the Minimum Monthly Receivables Commitment Amount under this Section 3.4 to One Million Five Hundred Thousand Dollars ($1,5000,000) ("Notice of Increased Minimum Monthly Commitment"), the Minimum Monthly Receivables Commitment Amount for the Period during which such notice is delivered to Purchaser and any subsequent Period shall be One Million Five Hundred Thousand Dollars ($1,5000,000).

In the event that the aggregate amount of Approved Receivables sold to Purchaser by Seller for any Period shall be less than the applicable Minimum Monthly Receivables Commitment Amount, Seller shall pay to Purchaser an additional fee equal to the difference between (a) the actual factoring fees payable by Seller under Section 3.1 for such Period based on the aggregate gross face amount of Approved Receivables sold to Purchaser by Seller for such Period and (b) the factoring fees that would have been paid by Seller under Section 3.1 for such Period if the aggregate gross face amount of Approved Receivables sold to Purchaser by Seller for such Period were equal to the Minimum Monthly Receivables Commitment Amount. Purchaser shall charge any such deficiency to Seller's Account at the end of the applicable Period or in the event of a negative balance in Seller's account at the end of the applicable Period, Seller shall promptly reimburse Purchaser for such deficiency upon demand by Purchaser.

5. Representations and Warranties; Related Covenants

5.1. Receivables. Seller represents and warrants that each and every Approved Receivable now or hereafter assigned to Purchaser: (a) represents a bona fide sale and delivery of goods or rendition of services to Account Debtors in the ordinary course of its business; (b)represents goods or services which have been received and accepted by Account Debtors without any dispute, deduction, claim, offset, defense, rejection, recoupment, contra account or counterclaim of any kind (collectively, a "Dispute"); (c) will be for an amount certain payable in United States funds in accordance with the terms of the invoice covering said sale, which shall not be changed without Purchaser's written approval; (d) except for Purchaser's security interest therein, there are no security interests, liens or encumbrances thereon and it will at all times be kept free and clear of same except in Purchaser's favor; (e) is owned solely by Seller and Seller has the sole legal rights to sell, assign, transfer and set over the same to Purchaser; (f) all documents to be delivered to Purchaser in connection therewith will be genuine and be enforceable; (g) all invoices and invoice equivalents bear notice of the sale and assignment to Purchaser; (h) none of the Approved Receivables represent sales to any subsidiary, affiliate or parent company of Seller; and (i) any taxes or fees relating to the Approved Receivables or goods are solely Seller's responsibility.

5.2. Organization, Locations, etc. Seller represents and warrants that (a) its address as set forth in the opening paragraph of this Agreement is its mailing address, its chief place of business, and the office at which its records relating to Receivables are kept and Seller shall not effect any change of its mailing address, its chief place of business, or the office in which its records relating to Receivables are kept, without first giving Purchaser thirty days prior written notice thereof, (b) its legal name is exactly as set forth on the signature page of this Agreement and Seller has identified to Purchaser all trade names, trade styles or other assumed or fictitious business names that Seller has used, is presently using and plans to use, (c) it is a duly organized and validly existing business organized, incorporated or registered in the State of Florida and it shall not change its state of organization, incorporation or registration without Purchaser's written consent, (d) it is qualified to do business in all states where required, (e) the most recent financial statements provided by Seller to Purchaser accurately reflect Seller's financial condition as of that date and there has been no material adverse change in Seller's financial condition since the date of these financial statements.

5.3. Right of Inspection. Seller shall maintain, at its expense, proper books of account marked to reflect the sale and assignment of Approved Receivables to Purchaser. Purchaser shall have the right to inspect and make extracts from such books and all files, records and correspondence at all reasonable times.

5.4. Financial Statements and Reports. Seller shall furnish to Purchaser, and Seller shall cause all corporate guarantors of the Obligations (as defined below), if any, to furnish to Purchaser (a) internal financial statements within thirty (30) days after the end of each of the first three fiscal quarters of each fiscal year, (b) annual financial statements reviewed by an independent certified public accountant acceptable to Purchaser within forty-five (45) days of each year end, and, if available, an opinion thereon by such independent certified public accountant, and (c) such other financial information, projections and reports as Purchaser shall from time to time request, all in form and substance acceptable to Purchaser and prepared in accordance with generally accepted accounting principles, consistently applied. Seller shall cause all individual guarantors of the Obligations, if any, to furnish to Purchaser his/her personal financial statement in form and substance acceptable to Purchaser within 30 days after each anniversary of the date on which he/she

furnishes to Purchaser the first such statement. Seller shall furnish to Purchaser no later than the second business day after the last day of each calendar month: (a) a monthly statement of Seller's sales for the prior month, (b) an aging report of Receivables for such month, and (c) an accounts payable aging report, all in form and substance satisfactory to Purchaser.

5.5. Solvency. Seller represents and warrants that it is solvent, knows of no present or pending situation which could render it insolvent and it will remain solvent during the term of this Agreement.

5.6. Use of Proceeds. Seller shall use the proceeds of all Advances for working capital and other general corporate purposes.

5.7. Good Standing Certificate; Other Information; Change of Control; Tradenames. At Purchaser's request, Seller agrees to provide Purchaser with a Certificate of Good Standing from the Secretary of State of the state of its incorporation or organization and from every state where it is qualified to do business and Seller agrees to provide Purchaser with such other information concerning Seller's business affairs and financial condition as Purchaser may reasonably request from time to time. Seller will promptly notify purchaser of any change in control of the ownership of its business organization and of significant lawsuits or proceeds against Seller and of any tradenames, tradestyles or other assumed names that Seller intends to use in the future.

6. Disputes; Charge Backs; Returned Goods

6.1. Disputes. Seller shall immediately notify Purchaser in writing of any matter affecting the value, enforceability or collectability of any Approved Receivable, and all Disputes. Seller shall not grant any allowances, credits or adjustments, to Account Debtors, nor accept any return of merchandise without Purchaser's prior written consent in each instance and Purchaser retains the right to adjust Disputes directly with Account Debtors, upon such terms as Purchaser in its sole discretion deems advisable, but Purchaser shall have no obligation to do so. Purchaser has the right, at Seller's expense, to: (a) bring suit or otherwise enforce collection, in Purchaser's or Seller's name, (b) modify the terms of payment, (c) settle, compromise, release, in whole or in part, any amounts owing, (d) issue credits in Purchaser's or Seller's name, and (e) endorse Purchaser's or Seller's name on any check, draft instrument or document. To the extent applicable, Seller waives any and all claims and defenses based on suretyship.

6.2. Charge Backs. Purchaser may at any time charge back to Seller's account the amount of: (a) any Approved Receivable which is not paid in full when due within ninety (90) days of when due for any reason other than an Account Debtor's financial inability to pay, (b) any Dispute, (c) any Approved Receivable which is not paid in full when due because of an act of God, civil strife or war; or (d) any Approved Receivable for which there is a breach of any representation or warranty set forth in Section 4.1 hereof. No charge back shall be deemed to terminate or reassign Purchaser's interest in charged back Receivables, and Purchaser shall retain a security interest in such Receivable and in the merchandise represented thereby until such Approved Receivable is fully paid, settled or discharged and all Seller's Obligations (as defined below) to Purchaser are fully satisfied. Seller agrees to indemnify Purchaser against any liability, loss or expense caused by or arising out of the rejection of goods or services or claims or deductions of

every kind and nature by Account Debtors, other than those resulting from the financial inability of an Account Debtor to make payment, which indemnification shall survive the termination of this Agreement.

6.3. Returned or Rejected Merchandise. If any goods underlying an Approved Receivable shall be returned or rejected by, or reclaimed or repossessed from, an Account Debtor, Seller shall immediately notify Purchaser in writing and Seller shall comply at Seller's sole cost and expense with instructions from Purchaser, as owner and assignee of such Approved Receivables with respect to such goods. Until such instructions have been carried out and completed, such merchandise shall be held by Seller in trust for the benefit of Purchaser and shall be segregated and identified by Seller as property held in trust for benefit of Purchaser.

6.4. Credit Memoranda. Seller shall promptly issue credit memoranda or otherwise adjust an Account Debtor's account upon accepting returns or granting allowances, credits or adjustments authorized hereunder and shall promptly send copies of all credit memoranda to Purchaser and only the Account Debtor shall be entitled to the benefit thereof.

7. Security Interest

7.1. Grant of Security Interest. As security for all "Obligations" (as defined below), Seller hereby grants to Purchaser a continuing security interest in and right of setoff with respect to all right, title and interest in and to all of Seller's now existing and future: Accounts (including the Receivables), Chattel Paper (including Electronic Chattel Paper), General Intangibles (including all Payment Intangibles and all other rights to payment), Instruments, Inventory, Equipment, Documents and Investment Property, including, without limitation, any claims for tax refunds from any governmental authority due or to become due to Seller which claims are hereby assigned to Purchaser, all proceeds of letters of credit, all tort claims, all insurance proceeds, all trademarks and tradenames, all books and records, all credit balances with Purchaser and all Seller's claims against Purchaser (whether now or hereafter existing and whether arising under this Agreement or otherwise), all deposit accounts, all computer programs, software, licenses and permits and all Seller's property of every kind and description, tangible or intangible, at any time in Purchaser's possession or subject to Purchaser's control, whether now or hereafter existing or now owned or hereafter acquired and wherever located and all proceeds of the foregoing (collectively, the "Collateral"). As used herein, the term "Obligations" means and includes all loans, advances, indebtedness, liabilities, obligations, debit balances, covenants and duties owing by Seller or any of Seller's subsidiaries or affiliates to Purchaser or Purchaser's parent, subsidiary or affiliate of every kind and description (whether now or hereafter existing and whether arising under this Agreement or otherwise), direct or indirect, absolute or contingent, due or to become due, including, without limitation, any indebtedness, liabilities or obligations owing by Seller to others which Purchaser has acquired by assignment, participation or otherwise, and further including, without limitation, all interest, fees, charges, expenses and attorneys' fees for which Seller may be obligated hereunder. Amounts owing to Purchaser in respect of Seller's purchases from other persons, firms or corporations factored by Purchaser or its parent, subsidiary or affiliate are to be considered Obligations and as advances against Seller's account and may be charged by Purchaser to Seller's account at any time whether before or after the maturity of such amounts. Capitalized terms used in this paragraph and not otherwise defined herein shall have the respective meanings given to such terms in the Uniform Commercial Code. "Uniform Commercial Code" means the Uniform

Commercial Code as in effect, from time to time, in the State of New York; *provided* that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. Recourse to security shall not be required and Seller shall at all times remain liable for the repayment on demand of all Obligations.

7.2. Filing Financing Statements. Seller irrevocably authorizes Purchaser, from time to time and at any time, to file financing statements with respect to the Approved Receivables and the Collateral in all relevant jurisdictions where such filing is required under the Uniform Commercial Code to perfect the Purchaser's security interest in the Approved Receivables and the Collateral hereunder and Seller irrevocably authorizes Purchaser from time to time to file all amendments and continuations with respect thereto in order to create, perfect or maintain Purchaser's security interest hereunder and Seller hereby ratifies and confirms all financing statements, amendments and continuations with respect thereto heretofore and hereafter filed by Purchaser pursuant to the foregoing authorization. Such financing statements may contain the collateral description: "All Assets" or "All of Debtor's Assets now owned or hereafter acquired and all proceeds thereof" or such lesser amount of assets as Purchaser may determine and all amendments and continuations with respect thereto. The Seller agrees to take or cause to be taken such actions and to execute such documents required to reflect a change in the name or corporate structure of the Seller or the filing of any additional financing statements as are necessary by reason of any change in the Uniform Commercial Code or change in the principal office or jurisdiction of incorporation of the Seller, to the extent necessary to perfect and protect the Purchaser's interest in the Approved Receivables and the Collateral.

7.3. Release. Upon (a) termination of this Agreement and final satisfaction of all Obligations of Seller hereunder, including, without limitation, payment of any early termination fees hereunder, and (b) Seller's delivery to Purchaser of a release satisfactory to Purchaser, Purchaser shall promptly file, and/or shall cooperate in filing, all necessary financing statements required to terminate the liens granted hereunder.

7.4. Cooperation. Seller agrees to execute such further instruments as may be required by any law in connection with the transactions contemplated hereby and to cooperate with Purchaser in the filing or recording and renewal thereof, and Seller hereby authorizes Purchaser (and appoints any person whom Purchaser designates as its attorney with power) to sign Seller's name on any such instrument.

7.5. Validity Guaranty. Total Apparel Group, Inc., a Nevada corporation, the sole parent and owner of Seller, will enter into a Validity Guaranty with Purchaser, as set forth in the Validity Guaranty executed on the date hereof to guaranty the validity of the Approved Receivables, as set forth therein.

8. Other Fees and Expenses

8.1. Monitoring Fees and Other Expenses. Upon Purchaser's performance of any collateral monitoring function, any field examination, or other business analysis

("Monitoring"), there shall be charged to Seller's account, an amount equal to Purchaser's standard rate (which is subject to adjustment over time) for such services at the time such services are performed, which rate shall be chargeable per day, per person, for each person employed to perform such Monitoring together with all costs, disbursements and expenses incurred by Purchaser during such Monitoring. In addition, Seller shall pay to Purchaser all costs, expenses and liabilities incurred, in connection with: (a) the preparation, execution, delivery, administration and enforcement of this Agreement and any agreement, instrument or document delivered pursuant hereto or in connection herewith (collectively, the "Other Agreements"), including, without limitation, (i) reasonable attorneys' fees and (ii) an application fee in the amount of One Thousand Five Hundred and 00/100 ($1,500.00) Dollars payable in two installments of One Thousand and 00/100 ($1,000.00) Dollars and Five Hundred and 00/100 ($500.00) Dollars, which first installment shall be due and payable upon execution of this Agreement and which second installment shall be charged to Seller's account on the first Payable Date hereunder; (b) any waiver, amendment, supplement, consent or modification hereof or thereof; and (c) the filing or perfecting of any security interest in any collateral securing the Obligations or any guaranty therefore. Purchaser shall also be entitled to charge Seller's account for all costs and expenses incurred (including reasonable attorneys' fees) in connection with: (i) obtaining or enforcing payment of any Obligation; (ii) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any Other Agreement, or any of the Receivables assigned hereunder, including, without limitation, effecting collection of Receivables whether by adjustments, litigation or otherwise, and realization upon recovered or returned merchandise and defending successfully in whole or in part any and all actions or proceedings brought by Seller; (iii) obtaining performance of the Obligations under this Agreement or any Other Agreement, including, but not limited to, the enforcement or defense of Purchaser's security interests, assignments of rights and liens as valid perfected security interests; (iv) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any collateral for the Obligations; (v) any appraisals or re-appraisals of any property (real or personal) pledged to Purchaser as collateral for the Obligations; and (vi) any consultations in connection with any of the foregoing. In addition to the foregoing, Purchaser shall charge Seller's account with fees relating to telecopying, wire transfers, currency conversion fees, postage, overnight mail, check certification, cashier's checks, stop payment fees, handling change of terms requests relating to Receivables, preparation of credit reports or other special or additional reports and other services at such rates as shall be charged by Purchaser to its clients from time to time. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Seller to Purchaser shall be payable on demand and may be charged to Seller's account and shall constitute Obligations hereunder and shall be secured by the collateral therefore.

9. Indemnities

9.1. Indemnification. Seller hereby indemnifies and holds Purchaser and its affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of any financial accommodation having been extended, suspended or terminated under this Agreement or any Other Agreement or with respect to the execution, delivery, enforcement,

performance and administration of, or in any other way arising out of or relating to, this Agreement or any Other Agreement, and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO SELLER OR TO ANY OTHER PARTY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. The foregoing indemnity shall survive termination of this Agreement.

9.2. Taxes. If any tax or fee by any governmental authority (other than income and franchise taxes) is or may be imposed on or as a result of any transaction between Seller and Purchaser, or in respect to sales or the merchandise affected by such sales, which Purchaser is or may be required to withhold or pay, Seller agrees to indemnify and hold Purchaser harmless in respect of such taxes, and Seller will repay Purchaser the amount of any such taxes, which shall be charged to Seller's account. The foregoing indemnity shall survive termination of this Agreement.

10. Termination and Default

10.1. Term. Except as otherwise provided herein, the term of this Agreement shall begin as of the date hereof and continue until the last day of the twenty-fourth (24th) month hereafter (the "Initial Term") and thereafter shall be automatically renewed for another twelve-month period (each, a "Renewal Term"). Seller may terminate this Agreement only as of the last day of the Initial Term or the last day of any Renewal Term, as applicable, by giving Purchaser at least sixty (60) days prior written notice by certified mail, return receipt requested. Purchaser may terminate this Agreement at any time by giving Seller sixty (60) days prior written notice; provided however, that if Seller shall not have delivered any Approved Receivables to Purchaser for a period of 30 consecutive days, Purchaser may terminate this Agreement by giving Seller ten (10) days prior written notice; and provided further that upon the occurrence of an Event of Default (as defined below), Purchaser may terminate this Agreement immediately, without prior notice to Seller. Upon any termination of this Agreement, Seller shall pay to Purchaser an early termination fee equal to the product of (a) the Minimum Monthly Receivables Commitment Amount and (b) the number of Periods (or portion thereof) that would have remained in the Initial Term or Renewal Term, as applicable, had this Agreement not been so terminated.

10.2. Notwithstanding the foregoing, Purchaser may terminate this Agreement without notice and all Obligations shall, unless and to the extent that Purchaser otherwise elects, become immediately due and payable without notice or demand upon the occurrence and during the continuance of any one or more of the following events (each an "Event of Default"): (a) Seller fails to pay any Obligation when due; (b) Seller commits any breach of or default in the performance of its representations, warranties or covenants whether contained herein or in any instrument or document delivered pursuant hereto or in any other agreement, instrument, or document under which it is obligated to Purchaser; (c) Seller or any guarantor, surety or other party liable upon any Obligation (i) makes any false or untrue representation to Purchaser in connection with this Agreement or any transaction relating thereto; (ii) become(s) unable to pay its debts as

they mature; (iii) make(s) a general assignment for the benefit of creditors, suspend(s) the transaction of Seller's or any guarantor's usual business, convene(s) or cause(s) to be convened a meeting of Seller or any guarantor's creditors or principal creditors or take(s) advantage of the insolvency laws of any State, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against Seller or any such other party or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of Seller's or any such other party's assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered; or (d) any guarantor, surety or other party liable upon any Obligations shall die; (e) Seller shall be dissolved; (f) there shall be issued or filed against Seller, any guarantor, surety or other party liable upon any Obligations, any tax lien; (g) any guarantor challenges the effectiveness of, seeks or purports to terminate, or terminates the effectiveness of his, her or its guaranty; (h) any guarantor fails to comply with the provisions of the applicable guaranty; (i) or there shall be issued or filed against Seller any attachment, injunction, execution, or judgment, which is not removed within thirty (30) days after same was issued or filed.

10.3. Continuing Obligations. Notwithstanding any termination of this Agreement, Seller shall continue to deliver Approved Receivables information to Purchaser and turn over all collections to Purchaser as herein provided until all Obligations shall have been fully paid and satisfied, and until then, this Agreement shall remain in full force and effect as to, and be binding upon, Seller, and Purchaser shall be entitled to retain its security interest in all existing and future Receivables and other security and collateral.

10.4. Remedies. Upon the occurrence of any of the Events of Default specified in Section 9.2 hereof, Purchaser shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which it has a security interest, such rights and remedies being in addition to all of its other rights and remedies provided for herein. Purchaser may sell or cause to be sold any or all of such collateral, in one or more sales or parcels, at such prices and upon such terms as it may deem best, and for cash or on credit or for future delivery, without its assumption of any credit risk, and at a public or private sale as it may deem appropriate. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Purchaser will give Seller reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. At any such sale, Purchaser may disclaim warranties of title, possession, quiet enjoyment and the like and any such disclaimer shall not affect the commercial reasonableness of the sale. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to Seller's address shown herein, at least five (5) days before the time of the sale or disposition thereof. Purchaser may invoice any such sale in Purchaser's name or in Seller's name, as Purchaser may elect, as the seller, and in such latter event such invoice shall be marked payable to Purchaser as provided in Section 1.4 hereof. Purchaser may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys' fees), and then to the payment (in such order as Purchaser may elect) of all Obligations. Purchaser will return any excess to Seller and Seller shall remain liable for any deficiency. With respect to Approved Receivables and returned goods relating thereto, Seller herby

confirms that Purchaser is the owner thereof and that Purchaser's right of ownership permits Purchaser to deal with such property as owner and that Seller has no interest therein.

11. Miscellaneous

11.1. No Pledge of Credit. Seller shall not be entitled to pledge Purchaser's credit for any purpose whatsoever.

11.2. Transmission of Electronic Data. Purchaser may provide Seller online access to its account information via the internet. Seller shall use due care and extreme caution and will take all steps necessary to insure that any passwords provided to Seller by Purchaser remain confidential and that Seller shall safeguard the security and integrity of its computer systems. Purchaser shall have the right to assume that anyone who accesses Seller's account through the internet has the requisite authority. Purchaser makes no representations and warranties to Seller regarding the security of data transmitted hereunder. Seller shall reimburse Purchaser for all online electronic transmission services and other fees associated with this Section. Seller assumes the risk of all loss incurred in connection with this Section and understands that Purchaser makes no warranties, express, implied or statutory with respect to its services contemplated by this Section. Purchaser agrees to use commercially reasonable efforts (equivalent to the efforts Purchaser applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to Purchaser by Seller; provided, however that Purchaser may disclose any information provided by Seller to its lenders, accountants, advisors, affiliates, outside auditors counsel and other professional advisors or as required or requested by any governmental body or representative thereof pursuant to legal process.

11.3. Insurance. Seller shall obtain credit insurance from an insurance company acceptable to Purchaser and Seller shall name Purchaser as loss payee on the credit insurance policy.

11.4. Waivers. Seller waives presentment and protest of any instruments and all notices thereof, notice of default and all other notices to which it might otherwise be entitled.

11.5. No Pledge or Sale of Receivables. During the term of this Agreement Seller shall not sell or assign, negotiate, pledge or grant any security interest in any Collateral to anyone other than Purchaser.

11.6. Governing Law; Jurisdiction. This Agreement is made and is to be performed under the laws of the State of New York and shall be governed by and construed in accordance with said law. Each of the parties to this Agreement expressly submits and consents to the jurisdiction of any state or federal court located within the County of New York, State of New York with respect to any controversy arising out of or relating to this Agreement or any amendment or supplement thereto or to any transactions in connection therewith and each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by certified mail to the other party at the address appearing herein; failure on the part of either party to appear or answer within thirty (30) days after such mailing of such summons, complaint or process shall constitute a default

entitling the other party to enter a judgment or order as demanded or prayed for therein to the extent that said Court or duly authorized officer thereof may authorize or permit.

11.7. Waiver of Jury Trial. Purchaser and Seller do hereby waive any and all right to a trial by jury in any action or proceeding of any kind arising on, out of, by reason of, or relating in way to, this Agreement or the interpretation or enforcement thereof or to any transactions thereunder. In the event Purchaser commences any action or proceeding against Seller, Seller will not assert any offset or counterclaim, of whatever nature or description, in any such action or proceeding.

11.8. No Waiver of Rights. No failure or delay by Purchaser in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Purchaser's rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which Purchaser may have. This Agreement may only be modified in writing and no waiver by Purchaser will be effective unless in writing and then only to the extent specifically stated.

11.9. Notices. All notices pursuant to this Agreement shall be in writing and sent either (a) by hand, (b) by certified mail, return receipt requested, or (c) by recognized overnight courier service, to the other party at the address set forth herein, or to such other addresses as a party may from time to time furnish to the other party by notice. Any notice hereunder shall be deemed to have been given on (i) the day of hand delivery, (ii) the third business day after the day it is deposited in the U.S. Mail, if sent as aforesaid, or (iii) the day after it is delivered to a recognized overnight courier service with instructions for next day delivery.

If to Seller:

Active Apparel Group, LLC
525 7th Avenue, Suite 501
New York, NY 10018
Attention: Janon Costley
Telephone: ____________________
Facsimile: ____________________

If to Purchaser:

Coral Capital Solutions LLC
400 Broome Street, 11th Floor
New York, New York 10013
Attention: Michael Cohen
Telephone: (212) 219-0159
Facsimile: (212) 925-4412

11.10. Assignment. Purchaser shall have the right to assign this Agreement and all of Seller's rights hereunder shall inure to the benefit of Purchaser's successors and assigns; and this Agreement shall inure to the benefit of and shall bind Seller's respective successors and assigns; except that Seller may not assign this Agreement or Seller's rights hereunder without Purchaser's prior written consent.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ACTIVE APPAREL GROUP, INC.,
a Florida corporation

____
By:
Title:

CORAL CAPITAL SOLUTIONS LLC,
a Delaware limited liability company

____
By:
Title:

STATE OF NEW YORK)
ss:
COUNTY OF ____________)

On the ___ day of October, 2009, before me personally came ____________ to me known to be the individual described herein, as the __________________ of Active Apparel Group, Inc., a Florida corporation and who executed the foregoing instrument on behalf of such corporation, and acknowledged to me that he executed the same.

____
Notary Public

EXHIBIT A – RECEIVABLES SCHEDULE

Sale of Receivables

Seller: Active Apparel Group, Inc.
Sale:

Account Debtor	Invoice No.	Invoice Date	Invoice Amount	Terms of Sale
Total amount of this Sale			$	

This Sale of Receivables is entered into on _________________, 20___ between Active Apparel Group, Inc., a Florida corporation ("Seller") and Coral Capital Solutions LLC, a Delaware limited liability company ("Purchaser"), for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, pursuant to the terms and provisions of that certain Factoring Agreement dated as of October ___, 2009 (the "Agreement"), between Seller and Purchaser. Seller hereby grants, sells conveys, assigns, transfers and delivers to Purchaser all of Seller's right, title and interest in the Receivables described above or in the schedule attached hereto.

Notwithstanding the foregoing, the provisions of this Sale of Receivables are subject, in all respects, to the terms and conditions of the Agreement and all the representations and warranties, covenants and agreements contained therein, all of which shall survive the execution and delivery of this Sale of Receivables as provided in the Agreement.

Seller hereby represents and warrants that each and every representation and warranty in Section 4.1 of the Agreement is true and correct in all material respects as of the date hereof with respect to the Receivables purchased hereunder and that no Event of Default under the Factoring Agreement has occurred with respect thereto.

SELLER:

Active Apparel Group, Inc.,
a Florida corporation

____
By:
Title:

PURCHASER:

Coral Capital Solutions LLC,
a Delaware limited liability company

By:
Title:

EXHIBIT B

SELLER'S LETTERHEAD

October ___, 2009

CUSTOMER NAME AND ADDRESS:

RE: CLIENT NAME /VENDOR NUMBER

Please be advised that we have entered into a factoring agreement with Coral Capital Solutions LLC. All of our accounts have been assigned to, and are now payable only to, Coral Capital Solutions LLC. From now on, please forward your remittance directly to Coral Capital Solutions LLC as bills mature.

Kindly remit all payments as follows:

CORAL CAPITAL SOLUTIONS LLC
Acct. # _______________
Capital One Bank
120 West 23rd Street
New York, NY 10010
ABA# 021407912

Very truly yours,

Active Apparel Group, Inc.

____
Name:
Title: